Exhibit 10.1

Letter Of Intent to Safe & Green Holdings Corp

(“SGBX”)

Presented by New Asia Holdings Inc./Olenox Corp.

January 8, 2025

Board of Directors

990 Biscayne Boulevard

Suite 501, Office 12

Miami, FL 33132

United States

To the Board of Directors of Safe & Green Holdings Corp.

This Letter of Intent (“LOI”) outlines our mutual understanding of certain basic terms regarding a transaction described herein (collectively, the “Transaction”) involving New Asia Holdings Inc./Olenox Corp., a Nevada corporation (“OLOX” or “NAHD”), and Safe and Green Holding Corp., a Delaware Corporation (“SGBX”), such that SGBX will acquire 100% of the issued and outstanding shares of NAHD on a fully diluted basis in a sign and close transaction. This LOI constitutes a binding obligation and the commitment of the parties hereto with respect to any matter provided for or contemplated herein (except as otherwise provided herein), while this LOI is subject to the subsequent execution and delivery of definitive documents with respect to all matters pertaining to the Transactions.

1. Definitive Documentation. Promptly following the completion of any due diligence review, the parties hereto shall commence the negotiation and preparation of definitive documentation (the “Definitive Documentation”), providing for or effecting the Transactions, in forms mutually satisfactory to them, containing definitive terms, provisions, and conditions for the Transactions. The Definitive Documentation shall contain terms, provisions and conditions reflecting the following:

a)	The Transaction: At Closing (as defined hereafter), OLOX shall enter into a transaction with SGBX to acquire 100% of the issued and outstanding shares of NAHD on a fully diluted basis in a sign and close transaction (the “Transaction”). Valuation for the Transaction shall be $1.00 per share for SGBX, and $0.20 per share for NAHD.

2. Closing Date. The Parties agree that they will use their good faith best efforts to prepare and enter into the Definitive Documentation evidencing and memorializing the terms and conditions of this LOI with an effective date as of January 15, 2025 (the “Effective Date”) as soon as possible hereinafter the nearest date post registration statement approval (the “Closing Date”).

3. Due Diligence. The Parties each agree to (a) give to the other party and its authorized representatives such access during regular business hours to the covenanting party’s books, records, properties, personnel and to such other information as the other party reasonably requests and shall instruct the covenanting party’s independent public accountants to provide access to their work papers and such other information as the other party may reasonably request, and (b) cause its officers to furnish the other party with such financial and operating data and other information with respect to the business and properties of the covenanting party as the other party may reasonably request. Each party’s obligation to complete the Transactions is expressly conditioned upon the receipt of information regarding the other party as such first party may request and upon such first party’s determination to move forward with the Transactions after receipt of all such due diligence information. If either of the parties finds any such information unacceptable for any reason, such party may elect not to enter into the Definitive Documentation or to consummate the Transactions and may, with written notice to the other, terminate this LOI.

4. Confidentiality. Neither party shall disclose to any third person (other than its accountants, attorneys, consultants, employees, agents and other representatives for purposes of evaluating the Transactions), except as may be required by applicable law, unless such information is otherwise already known by the party without a breach of this paragraph 4 or is generally available to the public, or hereafter is disclosed to the party by a person who did not have an obligation not to disclose such information or hereafter becomes generally available to the public. In the event that the Transactions are not consummated by the Closing Date as it may be hereafter extended, each party shall promptly return all nonpublic information, documents and other written information containing information obtained pursuant to this LOI, including any item obtained in any investigation permitted pursuant to this LOI, and any copies thereof. Each party shall require its accountants, attorneys, consultants, employees, agents and other representatives not to disclose such information, unless required by applicable law or any applicable securities regulations or exchange rules.

5. Conduct of Business. After the date hereof and until the Closing or the abandonment of the Transactions, each of OLOX and SGBX will conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and preserve intact their business.

6. Conditions Precedent to Closing. The Definitive Documentation shall provide that the Transactions are expressly conditioned upon the following:

a)	All third party and other consents required for the Transactions shall have been obtained;

b)	The Transactions shall have been approved by all necessary entity action on the part of OLOX, and SGBX in accordance with all applicable law;

c)	There shall not have been any material adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of OLOX or SGBX or their respective businesses.

7. Expenses. Each party shall be responsible for its own attorney fees, auditors and other costs and expenses, anticipated or otherwise, relating to the Transactions, including negotiating and preparing the Definitive Documentation.

8. Publicity. OLOX and SGBX agree that the terms of this LOI shall remain strictly confidential, and the Confidentiality provisions stated herein shall be strictly adhered to, unless such statements are required by applicable law. OLOX and SGBX shall not be permitted to make any public disclosure of this document or public statements regarding the terms stated herein without mutual consent at any time unless required by applicable law.

9. Governing Law. THIS LETTER OF INTENT AND THE DEFINITIVE DOCUMENTATION SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

10. Termination. Each Party understands and agrees that (i) the rights, obligations, and liabilities of each party shall arise only upon the duly authorized execution of this LOI; and (ii) this LOI may be terminated after January 28, 2025, by either Party by giving written notice to the other of the notifying Party’s desire to terminate this LOI, and thereafter this LOI shall have no force and effect and the Parties shall have no further rights, obligations or liabilities hereunder, except in connection with the Binding Obligations. Such termination will not terminate the obligations set forth in paragraphs 4, 8, 9, 10, 11, 12 and 13 of this LOI (the “Binding Obligations”), which Binding Obligations shall continue to bind the Parties and be enforceable by all parties in law or equity.

11. Finder’s Fees. No finder’s fees are owing to any third party as a result of the Transactions.

12. No Obligation to Complete Transactions. Nothing herein shall obligate either Party to complete the Transactions.

13. Signatures. The signatures below indicate the intention of each Party, and authorization of their respective organizations, to be bound by the terms stated herein as of the applicable Date of Execution. The Parties warrant and represent that the person executing this Agreement is duly authorized to execute this Agreement and to bind the Party to the terms and conditions contained herein. This Agreement may be executed in counterparts, each of which shall be deemed an original, and of which together shall constitute one and the same instrument. This Agreement may be delivered by facsimile, email or electronic transmission, including by DocuSign or similar software, and such signatures shall be treated as original signatures for all applicable purposes.

Accepted By:	Accepted By:

/s/ Mike McLaren	/s/ Thomas Meharey
Mike McLaren, CEO	Thomas Meharey, Director
New Asia Holdings Inc./Olenox Corp.	Safe and Green Holding Corp.

1/8/2025	1/8/2025
Date	Date

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